Exhibit 5 - Opinion re: Legality

                                JAMES N. BARBER
                                Attorney at Law
                           Suite 100, Bank One Tower
                               50 West Broadway
                           Salt Lake City, UT 84101

Telephone: (801) 364-6500, Ext. 102 or                Fax: (801) 364-3406
           (801) 532-3535                             E-Mail:Barberjn@aol.com
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                                October 4, 2001

Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

             Re: GPH Enterprises, Inc.

Dear Sir or Madam:

     I have been retained by GPH Enterprises, Inc., a Delaware corporation (GPH) to render the opinion regarding the legality of the shares to be offered pursuant to the Company's registration statement on Form SB-2 under the Securities Act of 1933, which is required by Item 601(b)(5) of Regulation SB under the Act. I have, in connection with that request, examined such documents, corporate records, and other instruments as I have deemed necessary and appropriate to rendering such an opinion, including, but not limited to, the Articles of Incorporation, By-Laws and selected resolutions of the Board of Directors of the Company. I have examined these documents in light of relevant provisions of the General Corporation Law of Delaware, including but not limited to Sections 151 through 153 thereof.

     Based upon my examination of the relevant documents and provisions of Delaware law, it is my opinion that the Company is duly organized, validly existing and in good standing as a corporation under the laws of the State Delaware and that the Articles of Incorporation and By-Laws of the corporation are consistent with applicable provisions of the General Corporation Law of Delaware. It is my further opinion that the Resolutions of the Board of Directors authorizing the sale of up to $52,500 in common shares to fund the business of the corporation are consistent with the Articles of Incorporation and By-Laws of GPH and the General Corporation Law of Delaware. As a result, it is my opinion that the Shares to be offered and sold pursuant to the Company's registration statements on Form SB-2 will, when issued and delivered after sale, be validly authorized and issued, fully paid and non-assessable common shares of the common shares of the GPH Enterprises, Inc.

     I hereby consent to the use of this opinion as an exhibit to the Company's Registration Statement.

                                        Very truly yours,

                                        /s/ James N. Barber
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                                            James N. Barber